                                                                     EXHIBIT 5.1
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Software.com, Inc.
525 Anacapa Street
Santa Barbara, CA  93101

     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on April 14, 1999 (Registration No. 333-76263), as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 6,900,000 shares of your Common Stock, $0.001 par value per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase up to 900,000 shares. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares to be sold by you ("Company Shares") and the sale of the Shares to be sold by certain of your stockholders ("Selling Stockholder Shares").

     It is our opinion that (i) upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Company Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Company Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares are legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of California only and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California and the federal laws of the United States.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation

                              /s/ Wilson Sonsini Goodrich & Rosati